Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-4 (Registration No. 333-123136) of our report dated March 2, 2005, except for Note 29 as to the subsequent event for UFJ Strategic Partner Co., Ltd., as to which the date is March 31, 2005, relating to the financial statements of UFJ Holdings, Inc., which appears in the Prospectus, which is part of this Amendment No. 2 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/  ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan

April 27, 2005